   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            ENERGY EAST CORPORATION

             (Exact name of Registrant as specified in its charter)

                     NEW YORK                                           14-1798693
         (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                                 P.O. BOX 12904
                             ALBANY, NY 12212-2904
                    (Address of principal executive offices)

                      CONNECTICUT NATURAL GAS CORPORATION
                             EMPLOYEE SAVINGS PLAN
                          UNION EMPLOYEE SAVINGS PLAN
                             (Full title of plans)

                            ------------------------

                              KENNETH M. JASINSKI
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                            ENERGY EAST CORPORATION
                                 P.O. BOX 12904
                             ALBANY, NY 12212-2904
                    (Name and address of agent for service)

                                 (518) 434-3049

         (Telephone number, including area code, of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                AMOUNT           OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED     TO BE REGISTERED        PER SHARE*             PRICE*          REGISTRATION FEE
Common Stock ($0.01 Par Value)..........   1,350,000 Shares         $21.43675           $28,939,613            $7,641

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

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
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement. The information filed with the SEC in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we file a post-effective amendment to this Registration Statement which indicates that all of the securities have been sold or which deregisters all securities then remaining unsold.

    1)  Our Annual Report on Form 10-K for the year ended December 31, 1999.

    2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

    3) Our Current Reports on Form 8-K filed January 31, 2000, February 8, 2000, February 18, 2000 and September 1, 2000.

    4) Financial Statements and Schedules as of December 31, 1999 and 1998, together with Report of Independent Public Accountants, for the respective Plans, filed as part of Amendment No. 1, dated June 26, 2000, to the Annual Report on Form 10-K of CTG Resources, Inc. for the year ended September 30, 1999.

ITEM 4. DESCRIPTION OF SECURITIES

    The following statements with respect to our common stock, par value
$0.01 per share, and preferred stock, par value $0.01 per share, are summaries of certain provisions of our Restated Certificate of Incorporation, as amended ("Charter"), setting forth the designations, preferences, privileges and voting powers of such stock and their restrictions or qualifications. These statements are summaries and we refer to the Charter for the full provisions.

    GENERAL. Our Charter provides that, to the extent permitted by the Business Corporation Law of the State of New York ("BCL") and our Charter, our Board of Directors is authorized, at any time or from time to time, to establish and designate one or more series of our preferred stock and to fix the number of shares and the relative rights, preferences and limitations of each such series.

    DIVIDENDS. Subject to any prior rights of our preferred stock, if any should become outstanding, dividends on our common stock will be paid if, when and as determined by our Board of Directors from time to time out of funds legally available for that purpose.

    VOTING RIGHTS. Holders of our common stock are entitled to one vote for each share held by them on all matters submitted to the stockholders and are entitled to cumulative voting in the election of directors. Our Charter provides for the adoption of a plan of merger or consolidation by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast. Our Charter and By-Laws require the affirmative vote of the stockholders entitled to cast two-thirds of the votes entitled to be cast in order for stockholders to alter, amend, repeal, or adopt any provision inconsistent with, certain specified provisions of our By-Laws. Our Board of Directors is divided into three classes serving staggered three year terms.

    LIQUIDATION. In the event of any liquidation, dissolution or winding up, either voluntary or involuntary, after payment or provision for payment shall have been made of the amounts to which the holders of our preferred stock shall be entitled under the provisions of any series of our preferred stock established by the Board of Directors, the holders of our common stock will be entitled, to the exclusion of the holders of our preferred stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of ours available for distribution.

    PREEMPTIVE AND OTHER RIGHTS. The holders of our capital stock are not entitled to any preemptive rights to subscribe for or purchase any part of any issue, sale or offering of any shares of our capital stock of any class or series, now or hereafter authorized, or of any options, warrants or rights to subscribe for or purchase any such shares, or of any securities convertible into, exchangeable for, or carrying options, warrants or rights to subscribe for or purchase, any such shares, regardless of whether such issue, sale or offering is for cash, property, services or otherwise. Our common stock is not subject to redemption or to any further calls or assessments and is not entitled to the benefit of any sinking fund provisions. The shares of our common stock to be issued in connection with the Plans when issued will be fully paid and non-assessable.

    LISTING.  Our common stock is listed on the New York Stock Exchange.

    TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for our common stock is ChaseMellon Shareholder Services, L.L.C., P.O. Box 3315, South Hackensack, New Jersey 07606-1915.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The BCL provides that if a derivative action is brought against a director or officer, we may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred by him in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he reasonably believed to be in our best interests, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to us. In a nonderivative action or threatened action, the BCL provides that we may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him in defending such action if such director or officer acted in good faith for a purpose which he reasonably believed to be in our best interests.

    Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

    The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

    Our By-Laws provide that to the extent not prohibited by law, we shall indemnify each person made, or threatened to be made, a party to any civil or criminal action or proceedings by reason of the fact that he, or his testator or intestate, (i) is or was a director or officer of ours or (ii) is or was serving any other corporations of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at our request.

    Our By-Laws also provide, among other things, that:

    (1) no indemnification shall be made to or on behalf of any director or officer, if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled;

    (2) the rights to indemnification and advancement of defense expenses granted by or pursuant to the By-Laws shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement; and

    (3) we may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director or officer of ours, or who is serving, or is about to serve, at our request, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.

    We have insurance policies indemnifying our directors and officers against certain obligations that may be incurred by them, subject to certain retention and co-insurance provisions.

ITEM 8. EXHIBITS

    See Exhibit Index.

    The Registrant undertakes to submit, or has submitted, the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986.

ITEM 9. UNDERTAKINGS

A. UNDERTAKING TO UPDATE ANNUALLY

    The Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and
       (ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to

       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's By-Laws, the BCL or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 1, 2000.

                                                       ENERGY EAST CORPORATION

                                                       By:                /s/ FRANK LEE
                                                            -----------------------------------------
                                                                            Frank Lee
                                                                         ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 1, 2000.

                       SIGNATURE                                             TITLE
                       ---------                                             -----
Principal Executive, Financial and Accounting
Officer:

                           *
     ---------------------------------------------                   Chairman and Director
                  Wesley W. von Schack

Directors:

                           *
     ---------------------------------------------                          Director
                    Richard Aurelio

                           *
     ---------------------------------------------                          Director
                    James A. Carrigg

                           *
     ---------------------------------------------                          Director
                   Alison P. Casarett

                           *
     ---------------------------------------------                          Director
                  Joseph J. Castiglia

                           *
     ---------------------------------------------                          Director
                    Lois B. DeFleur

     ---------------------------------------------                   President and Director
                   David T. Flanagan

                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *
     ---------------------------------------------                          Director
                     Paul L. Gioia

     ---------------------------------------------                          Director
                    David M. Jagger

                           *
     ---------------------------------------------                          Director
                     John M. Keeler

                           *
     ---------------------------------------------                          Director
                      Ben E. Lynch

     ---------------------------------------------                          Director
                   Peter J. Moynihan

                           *
     ---------------------------------------------                          Director
                     Walter G. Rich

     ---------------------------------------------                          Director
                   Michael W. Tomasso

                     /s/ FRANK LEE
     ---------------------------------------------
  (Frank Lee, as attorney-in-fact for the officers and
            directors marked by an asterisk)

    Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 1, 2000.

CONNECTICUT NATURAL GAS CORPORATION             CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN                           UNION EMPLOYEE SAVINGS PLAN

By:                /s/ FRANK LEE                By:                /s/ FRANK LEE
     ----------------------------------------        ----------------------------------------
                     Frank Lee                                       Frank Lee
                (ATTORNEY-IN-FACT)                              (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

     EXHIBIT NO.
---------------------
        23-1            Consent of PricewaterhouseCoopers LLP.

        23-2            Consent of Arthur Andersen LLP.

        24-1            Power of Attorney of Directors and Officers.

        24-2            Power of Attorney of Registrant.

        24-3            Power of Attorney for the Connecticut Natural Gas
                        Corporation Employee Savings Plan and the Connecticut
                        Natural Gas Corporation Union Employee Savings Plan.